UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): August 3, 2023

SHARPLINK GAMING LTD.

(Exact name of registrant as specified in charter)

Israel	7999	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed, on May 23, 2023, SharpLink Gaming Ltd. (the “Company”) received a notice from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) stating that the Company is no longer in compliance with the equity standard for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(b)(1) (the “Rule”) requires listed companies to maintain stockholders’ equity of at least $2,500,000 under the equity standard. Because the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2023 reported stockholders’ equity of $1,489,034, and as of May 22, 2023 the Company does not meet the alternative standards for market value of listed securities or net income from continuing operations, the Company no longer complies with Nasdaq’s Listing Rule.

Nasdaq provided the Company with 45 calendar days, or until July 7, 2023, to submit a plan to regain compliance. The Company timely submitted its plan and relevant materials to Nasdaq (the “Submission”) and requested an extension through November 20, 2023 to evidence compliance with the Rule.

On August 3, 2023, the Company received a determination letter (the “Letter”) from Nasdaq advising it that Nasdaq determined to grant the Company an extension to regain compliance with the Rule on or before November 20, 2023. The terms of the extension are as follows: on or before November 20, 2023, the Company must take the actions set forth in the plan and opt for one of the two following alternatives to evidence compliance with the Rule:

Alternative 1: The Company must furnish to the SEC and Nasdaq a publicly available report including:

1.	A disclosure of Staff’s deficiency letter and the specific deficiency(ies) cited;
2.	A description of the completed transaction or event that enabled the Company to satisfy the stockholders’ equity requirement for continued listing;
3.	An affirmative statement that, as of the date of the report, the Company believes it has regained compliance with the stockholders’ equity requirement based upon the specific transaction or event referenced in Step 2; and
4.	A disclosure stating that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Alternative 2: The Company must furnish to the SEC and Nasdaq a publicly available report including:

1.	Steps 1 & 2 set forth above;
2.	A balance sheet no older than 60 days with pro forma adjustments for any significant transactions or event occurring on or before the report date. The pro forma balance sheet must evidence compliance with the stockholders’ equity requirement; and
3.	A disclosure that the Company believes it also satisfies the stockholders’ equity requirement as of the report date and that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, that it may be subject to delisting.

Regardless of which alternative the Company chooses, if the Company fails to evidence compliance upon filing its periodic report for the year ended December 31, 2023, with the SEC and Nasdaq, the Company may receive a written notification from Staff that its securities will be delisted. At that time, the Company may appeal Staff’s determination to a Hearings Panel.

The Letter has no effect on the listing of the Company’s ordinary shares, and the ordinary shares will continue to trade uninterrupted under the symbol “SBET.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer

Dated: August 9, 2023